Press Release
TechnipFMC Announces Third Quarter 2019 Results

•	Separation into two pure-play market leaders on track for first half 2020

•	Subsea order momentum continues, four iEPCI™[1] project awards since July

•	Updated 2019 financial guidance reflects weaker North American outlook in Surface Technologies

LONDON, PARIS, HOUSTON, October 23, 2019 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported third quarter 2019 results.
Total Company revenue was $3,335.1 million. Net income was $21.8 million, or $0.05 per diluted share. These results included after-tax charges and credits totaling $32.6 million of expense, or $0.07 per diluted share. Adjusted net income was $54.4 million, or $0.12 per diluted share.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $379.2 million; adjusted EBITDA margin was 11.4 percent (Exhibit 9).
Other significant pre-tax items impacting the quarter, for which we do not provide guidance, included the following:

•	$53.2 million of foreign exchange losses included in corporate expense, or $0.09 per diluted share on an after-tax basis; and

•	$99.1 million of increased liability payable to joint venture partners included in interest expense, or $0.22 per diluted share on an after-tax basis.

Summary Financial Statements - Third Quarter 2019
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions, except per share amounts)	September 30, 2019	September 30, 2018	Change
Revenue	$3,335.1	$3,143.8	6.1%
Net income	$21.8	$136.9	(84.1%)
Diluted earnings per share	$0.05	$0.30	(83.3%)

Adjusted EBITDA	$379.2	$430.5	(11.9%)
Adjusted EBITDA margin	11.4%	13.7%	(230 bps)
Adjusted net income	$54.4	$139.8	(61.1%)
Adjusted diluted earnings per share	$0.12	$0.31	(61.3%)

Inbound orders	$2,610.6	$3,647.2	(28.4%)
Backlog	$24,115.3	$15,178.0	58.9%
1iEPCI™ refers to TechnipFMC’s integrated engineering, procurement, construction and installation contracts.

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Doug Pferdehirt, Chairman and CEO of TechnipFMC, stated, “In the third quarter, we announced a transformational move to create two diversified, pure-play market leaders. The separation will enable both companies to benefit from dedicated focus of management, resources and capital while highlighting the unique value proposition and differentiated investment appeal of each company. We believe strongly that providing independence for these two world-class, high-performing businesses will unlock further opportunities and create value for all stakeholders.”
Pferdehirt continued, “Subsea orders of $1.5 billion reflect continued strength in integrated project awards, increased services activity and the adoption of new technologies. We announced several new iEPCI™ projects, including the Pyxis project, the first call-off of our recently executed iEPCI™ frame agreement with Woodside. Subsea services activity continued to benefit from the industry’s largest installed base, and we remain on track for double-digit growth for the full year. In the quarter, we also received the industry’s first award of a 20K high-pressure, high-temperature system for LLOG’s Shenandoah project in the Gulf of Mexico.”
“Our strong Subsea order growth continues to be driven by our integrated commercial model. Inbound for the first nine months of the year was $6.8 billion, reflecting a book-to-bill of 1.7. We continue to believe that our order growth for the full year will exceed 50 percent – the highest annual growth rate in a decade. Our anticipated growth is more than double the expectation for the total subsea market.”
“Operating performance in our other segments reflected diverging trends. Surface Technologies’ operating margin weakened sequentially due to reduced activity and more competitive pricing in North America, offset in part by continued strength in international markets. Onshore/Offshore again posted robust operating results, benefiting from continued strength in execution on major projects.”
Pferdehirt added, “Five LNG projects over the past five months have either been sanctioned or moved closer to final investment decision in 2020, including the Arctic LNG 2 and Rovuma LNG projects that were awarded to TechnipFMC and our partners. Rovuma builds upon our first mover advantage and early investment in Mozambique, where we are already executing the floating LNG scope on the Coral project. The award also serves as further confirmation of our leadership in LNG and our strong capabilities in the delivery of remote projects.”
Pferdehirt concluded, “I want to recognize the dedication, commitment and demonstrated results of the women and men of TechnipFMC that have enabled us to take this next step to further reshape the industry. Thanks to their continued effort, we are making solid progress towards completing our planned separation in the first half of 2020.”

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Operational and Financial Highlights - Third Quarter 2019

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2019	September 30, 2018	Change
Revenue	$1,342.2	$1,209.1	11.0%
Operating profit	$45.5	$79.7	(42.9%)
Adjusted EBITDA	$139.1	$188.5	(26.2%)
Adjusted EBITDA margin	10.4%	15.6%	(520 bps)

Inbound orders	$1,509.9	$1,553.9	(2.8%)
Backlog	$8,655.8	$6,343.4	36.5%

Subsea reported third quarter revenue of $1,342.2 million, up 11 percent from the prior year. Revenue increased due to higher project-related activity and growth in services. Revenue growth in the quarter was negatively impacted by the timing of key project milestones, shifting recognition of some anticipated revenue to future periods. The increase in services revenue was driven by higher installation, well intervention and asset refurbishment activities.
Subsea reported operating profit of $45.5 million; adjusted EBITDA was $139.1 million. Operating profit decreased from the prior year due to the impact of more competitively priced backlog and a higher proportion of projects in early phases. These same factors drove the year-over-year decrease in adjusted EBITDA; adjusted EBITDA margin decreased 520 basis points to 10.4 percent.
Vessel utilization rate for the third quarter was 70 percent, up from 69 percent in the second quarter and 69 percent in the prior-year quarter.

Third Quarter Subsea Highlights

•	Equinor Peregrino Project (Brazil)
Successful completion of Deep Blue campaign.

•	Shell BC-10 (Brazil)
Successful installation of Subsea 2.0™ compact manifold.

•	Enquest Scolty (United Kingdom)
Offshore campaign completed ahead of schedule; builds upon previous track record for project delivery with Enquest.

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•	Wintershall DEA Dvalin (Norway)
Offshore installation completed; subsea field to be tied back to the Heidrun platform.

Subsea inbound orders for the quarter were $1,509.9 million, resulting in a book-to-bill of 1.1. The following awards were announced subsequent to our second quarter earnings release:

•	Neptune Energy Seagull iEPCI™ Project (North Sea)
Significant* iEPCI™ contract from Neptune Energy for the Seagull project. The contract covers the manufacturing, delivery and installation of subsea equipment including production and water wash pipelines, umbilicals, subsea structures and control systems.
* A “significant” award ranges between $75 million and $250 million.

•	Shell PowerNap iEPCI™ Project (Gulf of Mexico)
Significant* iEPCI™ contract from Shell for the PowerNap project. The contract covers the design, manufacturing and installation of subsea hardware, including subsea tree systems, subsea distribution controls, topside controls, flying leads and connectors for three wells, in addition to the supply of 20 miles of production umbilical and flowlines.
* A “significant” award ranges between $75 million and $250 million.

•	Woodside Pyxis iEPCI™ Project (Australia)
Significant* iEPCI™ contract from Woodside for the development of the Pyxis and Xena fields. The contract covers the design, manufacturing, delivery and installation of subsea equipment including subsea production system, flexible flowlines and umbilicals.
* A “significant” award ranges between $75 million and $250 million.

•	Shell Perdido Phase 2 iEPCI™ Project (Gulf of Mexico)
iEPCI™ contract from Shell for the Perdido Phase 2 project. The contract covers the delivery and installation of subsea equipment, including flexible flowlines, flexible jumpers, steel flying leads and electrical flying leads, and will utilize the Subsea 2.0™ In-Line Compact Manifold.
Note: this inbound order was included in the Company’s second quarter financial results.

Subsea Estimated Backlog Scheduling as of September 30, 2019 (In millions)	Consolidated backlog*	Non-consolidated backlog**
2019 (3 months)	$1,425.6	$40.5
2020	$4,251.0	$138.3
2021 and beyond	$2,979.2	$663.3
Total	$8,655.8	$842.1
* Backlog does not capture all revenue potential for subsea services.
** Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Onshore/Offshore

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2019	September 30, 2018	Change
Revenue	$1,596.3	$1,532.5	4.2%
Operating profit	$284.6	$243.4	16.9%
Adjusted EBITDA	$304.2	$227.3	33.8%
Adjusted EBITDA margin	19.1%	14.8%	430 bps

Inbound orders	$696.0	$1,666.1	(58.2%)
Backlog	$15,030.8	$8,378.8	79.4%

Onshore/Offshore reported third quarter revenue of $1,596.3 million. Revenue increased 4.2 percent from the prior-year quarter, primarily driven by higher activity on recent awards in the downstream, petrochemical and offshore sectors as well as first contribution from Arctic LNG 2. The increase was partially offset by lower activity on Yamal LNG as the project nears completion.
Onshore/Offshore reported operating profit of $284.6 million; adjusted EBITDA was $304.2 million. Operating profit increased 16.9 percent versus the prior-year quarter. Operating results in the period benefited primarily from continued strength in execution on Yamal LNG. These same factors drove the year-over-year increase in adjusted EBITDA; adjusted EBITDA margin increased 430 basis points from the prior-year results to 19.1 percent.

Third Quarter Onshore/Offshore Highlights

•	ENI Coral FLNG (Mozambique)
More than 75 percent of the topsides have been delivered.

•	Energean Karish Gas FPSO (Israel)
Hull was successfully undocked in September, a critical milestone ahead of sail away to Singapore.

•	Neste Renewable Products Refinery Expansion (Singapore)
Foundation stone ceremony took place for refinery expansion as we support Neste’s renewable products (biofuels) growth strategy.

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Onshore/Offshore inbound orders for the quarter were $696 million, resulting in a book-to-bill of 0.4. The inbound reflects the strength of our Process Technology business as we continue to enter into new strategic agreements:

•	EPICEROL® Technology License Agreement with Meghmani Finechem (India)
The license agreement marks TechnipFMC’s first ‘green’ epichlorohydrin (ECH) technology license in India. EPICEROL® offers a cost-effective process to produce ECH from glycerol, with a reduced carbon footprint compared to traditional propylene-based processes.

The following award was announced subsequent to our second quarter earnings release:

•	Mozambique Rovuma Venture S.p.A. Rovuma LNG Project (Mozambique)
Engineering, Procurement and Construction (EPC) contract for the Rovuma LNG Project. TechnipFMC, in consortium with our partners JGC Corporation and Fluor Corporation, will construct two natural gas liquefaction trains, with a total LNG nameplate capacity of 15.2 million tons per annum, as well as associated onshore facilities.
Note: This award will be reflected in financial results once full notice to proceed has been issued.

Onshore/Offshore Estimated Backlog Scheduling as of September 30, 2019 (In millions)	Consolidated backlog	Non-consolidated backlog*
2019 (3 months)	$2,084.5	$194.5
2020	$5,254.4	$744.3
2021 and beyond	$7,691.9	$1,693.2
Total	$15,030.8	$2,632.0
* Non-consolidated backlog reflects the proportional share of backlog related to joint ventures that is not consolidated due to our minority ownership position.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are below and in financial schedules.

Three Months Ended (In millions)	September 30, 2019	September 30, 2018	Change
Revenue	$396.6	$402.2	(1.4%)
Operating profit	$6.1	$51.9	(88.2%)
Adjusted EBITDA	$44.4	$72.5	(38.8%)
Adjusted EBITDA margin	11.2%	18.0%	(680 bps)

Inbound orders	$404.7	$427.2	(5.3%)
Backlog	$428.7	$455.8	(5.9%)

Surface Technologies reported third quarter revenue of $396.6 million, a decrease of 1.4 percent from the prior-year quarter. The revenue decline was driven mainly by lower sales in North America resulting from further reductions in drilling and completion activity, largely offset by revenue growth in international markets. Revenue outside North America represents more than 50 percent of the total segment, with activity now expected to reach low double-digit growth for the full year.
Surface Technologies reported operating profit of $6.1 million; adjusted EBITDA was $44.4 million with a margin of 11.2 percent, a decrease of 680 basis points from the prior-year quarter. Operating profit decreased versus the prior-year quarter primarily due to further declines in volume and pricing in North America. These same factors drove the year-over-year decrease in adjusted EBITDA.

Inbound orders for the quarter were $404.7 million. Backlog decreased 5.9 percent versus the prior-year quarter to $428.7 million. Given the short-cycle nature of the business, orders are generally converted into revenue within twelve months.

Third Quarter Surface Technologies Award Highlights

•	ADNOC (United Arab Emirates)
Award for various wellhead and tree configurations for both onshore and offshore oil and gas wells.

•	Tatweer Petroleum (Bahrain)
Award for wellheads, trees and control panels for onshore gas wells over five years, with first call-off made in September.

•	Saipem (Mauritania and Senegal)
Award to Loading Systems for the offshore marine loading arms scope on the BP Tortue project.

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Corporate and Other Items

Corporate expense in the third quarter was $128.8 million. This includes charges and credits totaling $18.2 million of expense. Excluding charges and credits, corporate expense was $110.6 million which included $53.2 million of foreign exchange losses mainly due to the devaluation of unhedged currencies, primarily the Angolan Kwanza.
Net interest expense was $116.5 million in the quarter, which included an increase in the liability payable to joint venture partners of $99.1 million.
The Company recorded a tax provision in the quarter of $65.3 million. The effective tax rate year-to-date was 33.6 percent, including the impact of discrete items.
Total depreciation and amortization for the quarter was $141.6 million.
Cash flow from operations in the quarter was $92 million. The Company ended the period with cash and cash equivalents of $4,504.4 million; net cash was $596.2 million.

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2019 Financial Guidance1
Updates to the Company’s full-year guidance for 2019 are included in the revised table below and detailed on the following page:

2019 Guidance *Updated October 23, 2019

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $5.6 - 5.8 billion	Revenue in a range of $6.0 - 6.3 billion	Revenue in a range of $1.6 - 1.7 billion

EBITDA margin at least 11.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin at least 16.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin at least 10%* (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate expense, net* $210 - 215 million for the full year (excluding the impact of foreign currency fluctuations)

Net interest expense $30 - 40 million for the full year (excluding the impact of revaluation of partners’ mandatorily redeemable financial liability)

Tax rate 26 - 30% for the full year

Capital expenditures approximately $350 million for the full year

Cash flow from operating activities positive for the full year

__________________________
1 Our guidance measures adjusted EBITDA margin, corporate expense, net (excluding the impact of foreign currency fluctuations), net interest expense (excluding the impact of revaluation of partners’ mandatorily redeemable financial liability), and tax rate are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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Updates to the Company’s full-year guidance for 2019 are detailed below:

•
Surface Technologies EBITDA margin of at least 10% (excluding amortization related impact of purchase price accounting, and other charges and credits); EBITDA margin guidance has been decreased from the previous guidance of at least 12%.

•
Corporate expense, net of $210 - 215 million for the full year (excluding the impact of foreign currency fluctuations); corporate expense, net has been increased from the previous guidance of $160 - 170 million.

Teleconference

The Company will host a teleconference on Thursday, October 24, 2019 to discuss the third quarter 2019 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 37,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
TechnipFMC utilizes its website www.TechnipFMC.com as a channel of distribution of material company information.  To learn more about us and how we are enhancing the performance of the world’s energy industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	risks associated with our ability to consummate our proposed separation and spin-off, and our ability to achieve the intended benefits and synergies of the transaction;

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or capital asset construction projects that may affect revenues;

•	our ability to timely deliver our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	our ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the potential impacts of seasonal and weather conditions;

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•	the cumulative loss of major contracts or alliances;

•
U.S. and international laws and regulations, including existing or future environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•
the United Kingdom’s proposed withdrawal from the European Union; risks associated with being an English public limited company, including the need for “distributable profits”, shareholder approval of certain capital structure decisions, and the risk that we may not be able to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•	significant merger-related costs;

•	risks related to our acquisition and divestiture activities;

•
failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks, and actual or perceived failure to comply with data security and privacy obligations;

•
risks that the legacy businesses of FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which they are subject;

•
the remedial measures to address our material weaknesses could be insufficient or additional issues relating to disclosure controls and procedures or internal control over financial reporting could be identified; and

•
such other risk factors set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts

Investor relations

Matt Seinsheimer
Vice President Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

Phillip Lindsay
Director Investor Relations (Europe)
Tel: +44 (0) 20 3429 3929
Email: Phillip Lindsay

Media relations

Christophe Bélorgeot
Senior Vice President Corporate Engagement
Tel: +33 1 47 78 39 92
Email: Christophe Belorgeot

Delphine Nayral
Director Public Relations
Tel: +33 1 47 78 34 83
Email: Delphine Nayral

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$3,335.1	$3,143.8	$9,682.3	$9,229.9
Costs and expenses	3,095.9	2,863.7	8,994.7	8,527.2
	239.2	280.1	687.6	702.7

Other (expense) income, net	(31.8)	26.8	(102.5)	58.0

Income before net interest expense and income taxes	207.4	306.9	585.1	760.7
Net interest expense	(116.5)	(106.0)	(345.3)	(244.3)

Income before income taxes	90.9	200.9	239.8	516.4
Provision for income taxes	65.3	66.7	80.7	180.7

Net income	25.6	134.2	159.1	335.7
Net (income) loss attributable to noncontrolling interests	(3.8)	2.7	(19.4)	2.0

Net income attributable to TechnipFMC plc	$21.8	$136.9	$139.7	$337.7

Earnings per share attributable to TechnipFMC plc:
Basic	$0.05	$0.30	$0.31	$0.73
Diluted	$0.05	$0.30	$0.31	$0.73

Weighted average shares outstanding:
Basic	446.9	454.5	448.6	460.0
Diluted	451.9	459.0	453.5	464.0

Cash dividends declared per share	$0.13	$0.13	$0.39	$0.39

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue

Subsea	$1,342.2	$1,209.1	$4,036.2	$3,606.7
Onshore/Offshore	1,596.3	1,532.5	4,436.4	4,448.3
Surface Technologies	396.6	402.2	1,209.7	1,174.9
	$3,335.1	$3,143.8	$9,682.3	$9,229.9

Income before income taxes

Segment operating profit
Subsea	$45.5	$79.7	$190.1	$210.0
Onshore/Offshore	284.6	243.4	714.3	617.6
Surface Technologies	6.1	51.9	42.1	134.0
Total segment operating profit	336.2	375.0	946.5	961.6

Corporate items
Corporate expense (1)	(128.8)	(68.1)	(361.4)	(200.9)
Net interest expense	(116.5)	(106.0)	(345.3)	(244.3)
Total corporate items	(245.3)	(174.1)	(706.7)	(445.2)

Net income before income taxes (2)	$90.9	$200.9	$239.8	$516.4

(1)
Corporate expense primarily includes corporate staff expenses, legal reserve, share-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, merger transaction and integration expenses and separation expenses.

(2)	Includes amounts attributable to noncontrolling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
Inbound Orders (1)	September 30,		September 30,
	2019	2018	2019	2018

Subsea	$1,509.9	$1,553.9	$6,820.3	$4,297.9
Onshore/Offshore	696.0	1,666.1	11,966.0	5,816.5
Surface Technologies	404.7	427.2	1,188.3	1,251.5
Total inbound orders	$2,610.6	$3,647.2	$19,974.6	$11,365.9

Order Backlog (2)	September 30,
	2019	2018

Subsea	$8,655.8	$6,343.4
Onshore/Offshore	15,030.8	8,378.8
Surface Technologies	428.7	455.8
Total order backlog	$24,115.3	$15,178.0

(1)	Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.

(2)	Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30, 2019	December 31, 2018

Cash and cash equivalents	$4,504.4	$5,540.0
Trade receivables, net	2,150.0	2,469.7
Contract assets	1,503.0	1,295.0
Inventories, net	1,411.9	1,251.2
Other current assets	1,460.0	1,225.3
Total current assets	11,029.3	11,781.2

Property, plant and equipment, net	3,217.1	3,259.8
Goodwill	7,577.3	7,607.6
Intangible assets, net	1,105.6	1,176.7
Other assets	2,011.4	959.2
Total assets	$24,940.7	$24,784.5

Short-term debt and current portion of long-term debt	$299.4	$67.4
Accounts payable, trade	2,556.4	2,600.3
Contract liabilities	4,122.5	4,085.1
Other current liabilities	2,371.9	2,386.6
Total current liabilities	9,350.2	9,139.4

Long-term debt, less current portion	3,608.8	4,124.3
Other liabilities	1,659.3	1,093.4
Redeemable noncontrolling interest	38.5	38.5
TechnipFMC plc stockholders’ equity	10,239.0	10,357.6
Noncontrolling interests	44.9	31.3
Total liabilities and equity	$24,940.7	$24,784.5

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Nine Months Ended
	September 30,
	2019	2018
Cash provided (required) by operating activities
Net income	$159.1	$335.7
Adjustments to reconcile net income to cash provided (required) by operating activities
Depreciation	282.5	276.3
Amortization	96.0	136.2
Impairments	2.4	14.1
Employee benefit plan and share-based compensation costs	54.2	27.1
Deferred income tax provision (benefit), net	(102.5)	(44.6)
Unrealized loss on derivative instruments and foreign exchange	108.2	19.0
Income from equity affiliates, net of dividends received	(49.6)	(67.3)
Other	390.8	58.9
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	(23.0)	(25.9)
Inventories, net	(190.6)	(259.6)
Accounts payable, trade	12.3	(938.2)
Contract liabilities	115.1	(18.6)
Income taxes payable (receivable), net	(82.6)	(91.8)
Other current assets and liabilities, net	(519.4)	416.6
Other noncurrent assets and liabilities, net	34.6	(182.6)
Cash provided (required) by operating activities	287.5	(344.7)

Cash provided (required) by investing activities
Capital expenditures	(368.4)	(255.2)
Payment to acquire debt securities	(59.7)	—
Proceeds from sale of debt securities	18.9	—
Acquisitions, net of cash acquired	—	(103.4)
Cash divested from deconsolidation	—	(7.5)
Proceeds from sale of assets	5.6	7.9
Proceeds from repayment of advance to joint venture	46.4	—
Cash required by investing activities	(357.2)	(358.2)

Cash required by financing activities
Net decrease in short-term debt	(28.5)	(29.5)
Net (decrease) increase in commercial paper	(255.5)	309.3
Proceeds from issuance of long-term debt	96.2	2.5
Purchase of ordinary shares	(92.7)	(384.2)
Dividends paid	(174.7)	(179.2)
Settlements of mandatorily redeemable financial liability	(443.7)	(124.2)
Other	—	2.3
Cash required by financing activities	(898.9)	(403.0)
Effect of changes in foreign exchange rates on cash and cash equivalents	(67.0)	(78.2)
Decrease in cash and cash equivalents	(1,035.6)	(1,184.1)
Cash and cash equivalents, beginning of period	5,540.0	6,737.4
Cash and cash equivalents, end of period	$4,504.4	$5,553.3

TechnipFMC.com	Page 18 of 24

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA FOR YAMAL LNG JOINT VENTURE
(In millions, unaudited)

We control the voting control interests in the legal onshore/offshore contract entities which own and account for the design, engineering, and construction of the Yamal LNG plant. Our partners have a 50% joint interest in these entities. Below is summarized financial information for the consolidated Yamal LNG joint venture as reflected at 100% in our consolidated financial statements.

September 30,
2019
Contract liabilities	$1,437.3
Mandatorily redeemable financial liability	288.8

Three Months Ended
September 30,
2019
Cash provided by operating activities	$9.1
Settlements of mandatorily redeemable financial liability	(223.1)

TechnipFMC.com	Page 19 of 24

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2019 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2018 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	September 30, 2019
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$21.8	$3.8	$65.3	$116.5	$207.4	$141.6	$349.0

Charges and (credits):
Impairment and other charges	1.0	—	0.2	—	1.2	—	1.2
Restructuring and other severance charges	12.2	—	1.8	—	14.0	—	14.0
Business combination transaction and integration costs	6.0	—	0.2	—	6.2	—	6.2
Separation costs	7.5	—	1.9	—	9.4	—	9.4
Legal provision, net	(0.6)	—	—	—	(0.6)	—	(0.6)
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Adjusted financial measures	$54.4	$3.8	$71.4	$116.5	$246.1	$133.1	$379.2

Diluted earnings per share attributable to TechnipFMC plc, as reported	$0.05
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.12

	Three Months Ended
	September 30, 2018
	Net income (loss) attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$136.9	$(2.7)	$66.7	$106.0	$306.9	$142.0	$448.9

Charges and (credits):
Impairment and other charges	0.3	—	1.3	—	1.6	—	1.6
Restructuring and other severance charges	4.7	—	3.4	—	8.1	—	8.1
Business combination transaction and integration costs	3.3	—	3.0	—	6.3	—	6.3
Gain on divestitures	(21.1)	—	(10.5)	—	(31.6)	—	(31.6)
Purchase price accounting adjustment	15.7	—	4.8	—	20.5	(23.3)	(2.8)
Adjusted financial measures	$139.8	$(2.7)	$68.7	$106.0	$311.8	$118.7	$430.5

Diluted earnings per share attributable to TechnipFMC plc, as reported	$0.30
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.31

TechnipFMC.com	Page 20 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2019 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2018 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Nine Months Ended
	September 30, 2019
	Net income attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$139.7	$19.4	$80.7	$345.3	$585.1	$378.5	$963.6

Charges and (credits):
Impairment and other charges	1.9	—	0.5	—	2.4	—	2.4
Restructuring and other severance charges	30.5	—	8.0	—	38.5	—	38.5
Business combination transaction and integration costs	24.7	—	6.5	—	31.2	—	31.2
Separation costs	7.5	—	1.9	—	9.4	—	9.4
Reorganization	19.2	—	6.1	—	25.3	—	25.3
Legal provision, net	54.6	—	—	—	54.6	—	54.6
Purchase price accounting adjustment	19.5	—	6.0	—	25.5	(25.5)	—
Valuation allowance	(40.3)	—	40.3	—	—	—	—
Adjusted financial measures	$257.3	$19.4	$150.0	$345.3	$772.0	$353.0	$1,125.0

Diluted earnings per share attributable to TechnipFMC plc, as reported	$0.31
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.57

	Nine Months Ended
	September 30, 2018
	Net income attributable to TechnipFMC plc	Net income (loss) attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$337.7	$(2.0)	$180.7	$244.3	$760.7	$412.5	$1,173.2

Charges and (credits):
Impairment and other charges	9.4	—	4.7	—	14.1	—	14.1
Restructuring and other severance charges	12.3	—	6.2	—	18.5	—	18.5
Business combination transaction and integration costs	13.9	—	7.0	—	20.9	—	20.9
Gain on divestitures	(21.1)	—	(10.5)	—	(31.6)	—	(31.6)
Purchase price accounting adjustment	50.9	—	15.6	—	66.5	(67.3)	(0.8)
Adjusted financial measures	$403.1	$(2.0)	$203.7	$244.3	$849.1	$345.2	$1,194.3

Diluted earnings per share attributable to TechnipFMC plc, as reported	$0.73
Adjusted diluted earnings per share attributable to TechnipFMC plc	$0.87

TechnipFMC.com	Page 21 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2019
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,342.2	$1,596.3	$396.6	$—	$3,335.1

Operating profit (loss), as reported (pre-tax)	$45.5	$284.6	$6.1	$(128.8)	$207.4

Charges and (credits):
Impairment and other charges	1.2	—	—	—	1.2
Restructuring and other severance charges	4.9	5.2	0.7	3.2	14.0
Business combination transaction and integration costs	—	—	—	6.2	6.2
Separation costs	—	—	—	9.4	9.4
Legal provision, net	—	—	—	(0.6)	(0.6)
Purchase price accounting adjustments - amortization related	8.5	—	—	—	8.5
Subtotal	14.6	5.2	0.7	18.2	38.7

Adjusted Operating profit (loss)	60.1	289.8	6.8	(110.6)	246.1

Adjusted Depreciation and amortization	79.0	14.4	37.6	2.1	133.1

Adjusted EBITDA	$139.1	$304.2	$44.4	$(108.5)	$379.2

Operating profit margin, as reported	3.4%	17.8%	1.5%		6.2%

Adjusted Operating profit margin	4.5%	18.2%	1.7%		7.4%

Adjusted EBITDA margin	10.4%	19.1%	11.2%		11.4%

	Three Months Ended
	September 30, 2018
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,209.1	$1,532.5	$402.2	$—	$3,143.8

Operating profit (loss), as reported (pre-tax)	$79.7	$243.4	$51.9	$(68.1)	$306.9

Charges and (credits):
Impairment and other charges	1.4	—	0.2	—	1.6
Restructuring and other severance charges	3.6	(0.2)	1.1	3.6	8.1
Business combination transaction and integration costs	—	—	—	6.3	6.3
Gain on divestitures	(3.3)	(28.3)	—	—	(31.6)
Purchase price accounting adjustments - non-amortization related	(3.5)	—	0.9	(0.2)	(2.8)
Purchase price accounting adjustments - amortization related	23.4	—	(0.1)	—	23.3
Subtotal	21.6	(28.5)	2.1	9.7	4.9

Adjusted Operating profit (loss)	101.3	214.9	54.0	(58.4)	311.8

Adjusted Depreciation and amortization	87.2	12.4	18.5	0.6	118.7

Adjusted EBITDA	$188.5	$227.3	$72.5	$(57.8)	$430.5

Operating profit margin, as reported	6.6%	15.9%	12.9%		9.8%

Adjusted Operating profit margin	8.4%	14.0%	13.4%		9.9%

Adjusted EBITDA margin	15.6%	14.8%	18.0%		13.7%

TechnipFMC.com	Page 22 of 24

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2019
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$4,036.2	$4,436.4	$1,209.7	$—	$9,682.3

Operating profit (loss), as reported (pre-tax)	$190.1	$714.3	$42.1	$(361.4)	$585.1

Charges and (credits):
Impairment and other charges	1.8	—	0.6	—	2.4
Restructuring and other severance charges	11.1	11.1	2.8	13.5	38.5
Business combination transaction and integration costs	—	—	—	31.2	31.2
Separation costs	—	—	—	9.4	9.4
Reorganization	—	25.3	—	—	25.3
Legal provision, net	—	—	—	54.6	54.6
Purchase price accounting adjustments - amortization related	25.5	—	—	—	25.5
Subtotal	38.4	36.4	3.4	108.7	186.9

Adjusted Operating profit (loss)	228.5	750.7	45.5	(252.7)	772.0

Adjusted Depreciation and amortization	236.6	30.2	75.7	10.5	353.0

Adjusted EBITDA	$465.1	$780.9	$121.2	$(242.2)	$1,125.0

Operating profit margin, as reported	4.7%	16.1%	3.5%		6.0%

Adjusted Operating profit margin	5.7%	16.9%	3.8%		8.0%

Adjusted EBITDA margin	11.5%	17.6%	10.0%		11.6%

	Nine Months Ended
	September 30, 2018
	Subsea	Onshore/ Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$3,606.7	$4,448.3	$1,174.9	$—	$9,229.9

Operating profit (loss), as reported (pre-tax)	$210.0	$617.6	$134.0	$(200.9)	$760.7

Charges and (credits):
Impairment and other charges	8.6	—	1.6	3.9	14.1
Restructuring and other severance charges	10.5	(5.8)	6.4	7.4	18.5
Business combination transaction and integration costs	—	—	—	20.9	20.9
Gain on divestitures	(3.3)	(28.3)	—	—	(31.6)
Purchase price accounting adjustments - non-amortization related	(6.1)	—	5.7	(0.4)	(0.8)
Purchase price accounting adjustments - amortization related	67.7	—	(0.4)	—	67.3
Subtotal	77.4	(34.1)	13.3	31.8	88.4

Adjusted Operating profit (loss)	287.4	583.5	147.3	(169.1)	849.1

Adjusted Depreciation and amortization	264.3	29.7	48.1	3.1	345.2

Adjusted EBITDA	$551.7	$613.2	$195.4	$(166.0)	$1,194.3

Operating profit margin, as reported	5.8%	13.9%	11.4%		8.2%

Adjusted Operating profit margin	8.0%	13.1%	12.5%		9.2%

Adjusted EBITDA margin	15.3%	13.8%	16.6%		12.9%

TechnipFMC.com	Page 23 of 24

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$4,504.4	$5,540.0
Short-term debt and current portion of long-term debt	(299.4)	(67.4)
Long-term debt, less current portion	(3,608.8)	(4,124.3)
Net cash	$596.2	$1,348.3

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 24 of 24